UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2010

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92612-1023

(Address of Principal Executive Offices, including Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2010, Epicor Software Corporation (“Epicor” or the “Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SPECTRUM Human Resource Systems Corporation, a Colorado corporation (“Spectrum”), Stellar Acquisition Corporation, a Colorado corporation and a wholly-owned subsidiary of Epicor (“Sub”), the Estate of James E. Spoor, Nancy E. Spoor and Sybll K. Romley as principal shareholders and certain other parties. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into Spectrum with Spectrum surviving as the surviving corporation and a wholly-owned subsidiary of Epicor (the “Merger”). Under the terms of the Merger Agreement, Epicor will pay approximately $16 million in cash, subject to certain purchase price adjustments, to Spectrum securityholders in the Merger.

Spectrum and the principal shareholders have made certain representations, warranties and covenants in the Merger Agreement, including, among others, representations regarding liabilities, employee benefit matters, intellectual property and environmental matters, and among others, covenants to (i) conduct the business of Spectrum in the ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) convene and hold a meeting of its shareholders to consider and vote upon the Merger and the Merger Agreement, and (iii) subject to certain exceptions, recommend that their shareholders vote to approve the Merger and the Merger Agreement. Epicor has also made certain customary representations, warranties and covenants in the Merger Agreement.

Pursuant to the Merger Agreement, $2,400,000 otherwise payable to the Spectrum shareholders and optionholders will be placed into escrow at the closing of the Merger until January 31, 2012, to secure certain indemnification obligations of the Spectrum securityholders. The Spectrum securityholders have agreed to indemnify Epicor and its affiliates and their respective stockholders, officers, directors, employees, affiliates, agents and representatives from losses arising from the breach of certain covenants, representations and warranties of Spectrum and the principal shareholders related to Spectrum as set forth in the Merger Agreement, any portion of any shortfall in Spectrum’s working capital, if any, not deducted from the merger consideration at Closing, certain payments to dissenting shareholders and certain other matters specified in the Merger Agreement.

The completion of the Merger is subject to various customary conditions, including (i) obtaining the approval of the Spectrum shareholders, (ii) absence of any applicable law or order prohibiting the Merger, (iii) the accuracy of the representations and warranties of each party, and (iv) performance in all material respects by each party of its obligations under the Merger Agreement. The Merger Agreement contains certain termination rights for both Epicor and Spectrum.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which the Company intends to file with its annual report on Form 10-K for the fiscal year ended December 31, 2010. A copy of the press releases, dated December 13, 2010, announcing the Merger is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: December 13, 2010	By:	/s/ John D. Ireland
John D. Ireland Senior Vice President and General Counsel